UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 14, 2011

BLUEKNIGHT ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 3.03.	Material Modifications to Rights of Security Holders.

As described below in Items 5.03 and 5.07, on September 14, 2011, at a special meeting of the unitholders of Blueknight Energy Partners, L.P. (the “Partnership”), the Partnership’s unitholders approved certain amendments to the partnership agreement of the Partnership as set forth in more detail in Item 5.03.  These amendments modified the rights of the Partnership’s common unitholders relating to, among other items, the amount of and right to distributions from the Partnership.  In addition, in connection with such approval the holders of the Partnership’s subordinated units transferred all of the Partnership’s outstanding subordinated units to the Partnership and the Partnership subsequently cancelled all such subordinated units as of September 14, 2011.  The description of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership set forth below under Item 5.03 is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, at a special meeting on September 14, 2011 the Partnership’s unitholders approved an amendment and restatement to the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (the “Amended LTIP”) to increase the number of common units reserved for issuance under the incentive plan by 1,350,000 common units from 1,250,000 common units to 2,600,000 common units.  The Amended LTIP became effective on June 9, 2011 subject to the approval by the Partnership’s unitholders, which occurred on September 14, 2011.

Employees, consultants and directors of the General Partner and its affiliates who perform services for the Partnership are eligible to receive awards under the Amended LTIP.  The Amended LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights and distribution equivalent rights. Subject to adjustment for certain events, an aggregate of 2,600,000 common units may be delivered pursuant to awards under the Amended LTIP of which 1,527,376 common units are available for future awards under the Amended LTIP. Units withheld to satisfy tax withholding obligations will not be considered to be units delivered under the Amended LTIP for purposes of applying the maximum unit limit under the Amended LTIP. In addition, units that are cancelled, forfeited or are withheld to satisfy the General Partner’s tax withholding obligations are available for delivery pursuant to other awards.  The Amended LTIP will be administered by the Compensation Committee of the General Partner’s board of directors, provided that its authority under the Amended LTIP may be delegated on such terms and conditions as the Compensation Committee may establish consistent with applicable law.  The Amended LTIP has been designed to furnish additional compensation to employees, consultants and directors and to align their economic interests with those of common unitholders.

This description of the Amended LTIP is qualified in its entirety by the full and complete terms of such agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07, at a special meeting on September 14, 2011 the Partnership’s unitholders approved certain amendments to the partnership agreement of the Partnership.  Following the special meeting, the Board of Directors of Blueknight Energy Partners G.P., L.L.C., the general partner of the Partnership (“General Partner”), adopted the Fourth Amended and Restated Agreement of Limited Partnership (the “Amended Partnership Agreement”) to reflect the approval of the amendments approved by the Partnership’s unitholders as well as other amendments that the General Partner may make in accordance with the provisions of the Partnership’s partnership agreement.

The Amended Partnership Agreement includes the following modifications:

•
the establishing of (1) the minimum quarterly distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (2) the first target distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (3) the second target distribution to $0.1375 per unit per quarter from $0.3906 per unit per quarter and (4) the third target distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter;

•
the removal of all provisions in the partnership agreement relating to the subordinated units, including concepts such as a subordination period (and any provisions that expressly apply only during the subordination period) and common unit arrearage (and waiver of all prior common unit arrearages), in connection with the transfer to the Partnership, and Partnership’s subsequent cancellation, of all of its outstanding subordinated units;

•	providing that distributions shall not accrue or be paid to the holders of the Partnership’s incentive distribution rights for the eight quarter period ending June 30, 2013;

•
providing that during the period beginning on September 14, 2011 and ending on June 30, 2015 (the “Senior Security Restriction Period”), the Partnership will not issue any class or series of partnership securities that, with respect to distributions on such partnership securities or distributions upon liquidation of the Partnership, ranks senior to the common units during the Senior Security Restriction Period (“Senior Securities”) without the consent of the holders of at least a majority of the outstanding common units (excluding the common units held by the General Partner and its affiliates and excluding any Senior Securities that are convertible into common units); provided that the Partnership may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of the Partnership’s convertible debentures issued to an affiliate of Vitol Holding B.V. (together with its affiliates other than the General Partner, the Partnership and its subsidiaries, “Vitol”) and an affiliate of Charlesbank Capital Partners, LLC (together with its affiliates other than the General Partner, the Partnership and its subsidiaries, “Charlesbank”) in the aggregate principal amount of $50 million (the “Convertible Debentures”) or the consummation of the rights offering and use of proceeds therefrom, (ii) such issuances are made upon conversion, redemption or exchange of Senior Securities into or for Senior Securities of equal or lesser rank, where the aggregate amount of distributions that would have been paid with respect to such newly issued Senior Securities, plus the related distributions to the General Partner, in respect of the four-quarter period ending prior to the first day of the quarter in which the issuance is to be consummated (assuming such newly issued Senior Securities had been outstanding throughout such period) would not have exceeded the distributions actually paid during such period on the Senior Securities that are to be converted, redeemed or exchanged, plus the related distributions to the General Partner, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (as defined in the Amended Partnership Agreement) (less estimated pro forma distributions on the Partnership’s Series A Preferred Units and on any other Senior Securities) on a per-common unit basis, as determined in good faith by the General Partner, as compared to actual Adjusted Operating Surplus (as defined in the Amended Partnership Agreement) (less actual distributions on the Series A Preferred Units and on any other Senior Securities) on a per-common unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of the Partnership or its subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an affiliate of the General Partner unless the cost to service any new indebtedness that the General Partner determines that the Partnership could issue to retire existing indebtedness (with the General Partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) the General Partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with the General Partner’s determination being conclusive);

•
the addition of an additional conversion right for the Series A Preferred Units such that the Series A Preferred Units will also be convertible at the Partnership’s option at any time on or after October 25, 2015 if (i) the daily volume-weighted average trading price of the common units is greater than 130% of the Conversion Price (as defined in the Amended Partnership Agreement) for twenty out of the trailing thirty trading days ending two trading days before the Partnership furnishes notice of conversion and (ii) the average trading volume of common units has exceeded 20,000 common units for twenty out of the trailing thirty trading days ending two trading days before the Partnership furnishes notice of conversion; and

•
providing that the conversion of Series A Preferred Units shall become effective (i) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(i) of the Amended Partnership Agreement (relating to conversions at the election of the holder of such units), as of the last day of the quarter in which the relevant notice of conversion is delivered by the applicable unitholder and (ii) in the case of Preferred Units that are being converted pursuant to Section 5.12(c)(ii) of the Amended Partnership Agreement (relating to conversions at the election of the Partnership), as of the date that the notice of conversion is delivered by the Partnership.

This description of the Amended Partnership Agreement is qualified in its entirety by the full and complete terms of such agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 14, 2011, the Partnership held a special meeting of its unitholders.  At such special meeting, the Partnership’s unitholders were asked to approve (i) the Partnership Agreement Amendment Proposal (as defined in the Partnership’s Proxy Statement dated July 28, 2011) and (ii) the LTIP Proposal (as defined in the Partnership’s Proxy Statement dated July 28, 2011).

Proposal One: The Partnership Agreement Amendment Proposal: The Partnership Agreement Amendment Proposal, by which the Partnership’s partnership agreement would be amended and restated as described in Item 5.03 above, was approved by the holders of the Partnership’s common units and subordinated units as set forth below.  Holders of the Partnership’s Series A Preferred Units were not entitled to vote on the Partnership Agreement Amendment Proposal.

	For	Against	Abstain	Broker Non-Votes
Common Units....................	16,313,994	434,014	24,330	N/A
Subordinated Units............	12,570,504	0	0	N/A

Proposal Two: The LTIP Proposal: The LTIP Proposal, by which the Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan would be amended and restated to increase the number of common units issuable under such plan by 1,350,000 common units from 1,250,000 common units to 2,600,000 common units as described in Item 5.02 above, was approved by the Partnership’s unitholders as set forth below.  Holders of the Partnership’s common units, subordinated units and Series A Preferred Units were entitled to vote on the LTIP Proposal.

For	Against	Abstain	Broker Non-Votes
46,309,490	3,129,214	1,597,410	N/A

Item 7.01.	Regulation FD Disclosure.

On September 14, 2011, the Partnership announced the results of the voting at the special meeting.  A copy of the press release is attached at Exhibit 99.1 hereto.

Also on September 14, 2011, the Partnership issued a press release announcing the record date for, and the expected launch of, the Partnership’s rights offering to be effected pursuant to the Global Transaction Agreement entered into by the Partnership and the other parties thereto on October 25, 2011, as amended on May 12, 2011.  A copy of the press release is attached as Exhibit 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 and Exhibit 99.2 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated September 14, 2011.
10.1	—	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective June 9, 2011).
99.1	—	Press release dated September 14, 2011 relating to the special meeting.
99.2	—	Press release dated September 14, 2011 relating to the rights offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: September 14, 2011	By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Fourth Amended and Restated Agreement of Limited Partnership of Blueknight Energy Partners, L.P., dated September 14, 2011.
10.1	—	Blueknight Energy Partners G.P., L.L.C. Long-Term Incentive Plan (as amended and restated effective June 9, 2011).
99.1	—	Press release dated September 14, 2011 relating to the special meeting.
99.2	—	Press release dated September 14, 2011 relating to the rights offering.